Exhibit 99.1

Supplemental quarterly and annual segment financial and operational information

In the first quarter of our current fiscal year ending May 31 2014, we announced a new business unit alignment into three operating segments—Inspection and Heat Treating (“IHT”), Mechanical Services (“MS”) and Quest Integrity Group (“Quest”). On October 8, 2013, we filed our first Form 10-Q with segment disclosure for the new operating segments for the quarter ending August 31, 2013. The following table presents selected historical quarterly and annual financial information for fiscal years 2013 and 2012 in the same operating segment format as presented in our 10-Q filing for the quarter ended August 31, 2013. (dollars in thousands):

	Three Months Ended				Year Ended
	August 31, 2012	November 30, 2012	February 28, 2013	May 31, 2013	May 31, 2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:
IHT	$82,210	$108,935	$81,227	$108,146	$380,518
MS	65,327	76,171	59,513	75,349	276,360
Quest	13,955	15,542	10,235	17,701	57,433

	$161,492	$200,648	$150,975	$201,196	$714,311

Operating Income:
IHT	$9,659	$16,313	$3,368	$13,384	$42,724
MS	7,244	10,459	2,490	7,116	27,309
Quest	3,021	2,985	(62)	3,456	9,400
Corporate and shared support	(7,100)	(6,717)	(5,187)	(4,827)	(23,831)

	$12,824	$23,040	$609	$19,129	$55,602

Depreciation and Amortization:
IHT	$1,748	$2,090	$1,866	$1,969	$7,673
MS	1,709	1,685	1,771	1,842	7,007
Quest	980	1,175	1,038	1,225	4,418
Corporate and shared support	136	131	125	174	566

	$4,573	$5,081	$4,800	$5,210	$19,664

	Three Months Ended				Year Ended
	August 31, 2011	November 30, 2011	February 28, 2012	May 31, 2012	May 31, 2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:
IHT	$69,585	$80,916	$69,817	$94,091	$314,409
MS	64,060	67,297	59,932	77,621	268,910
Quest	7,448	10,060	6,774	16,139	40,421

	$141,093	$158,273	$136,523	$187,851	$623,740

Operating Income:
IHT	$8,153	$11,074	$4,370	$14,849	$38,446
MS	10,226	10,585	4,727	12,316	37,854
Quest	592	1,486	(865)	4,047	5,260
Corporate and shared support	(7,216)	(6,065)	(4,776)	(7,006)	(25,063)

	$11,755	$17,080	$3,456	$24,206	$56,497

Depreciation and Amortization:
IHT	$1,746	$1,732	$1,718	$1,765	$6,961
MS	1,359	1,384	1,641	1,630	6,014
Quest	764	829	960	963	3,516
Corporate and shared support	270	251	259	198	978

	$4,139	$4,196	$4,578	$4,556	$17,469